Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-234212) pertaining to the 2016 Equity Incentive Plan, 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of Vir Biotechnology, Inc. of our report dated March 26, 2020, with respect to the consolidated financial statements of Vir Biotechnology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Redwood City, California

March 26, 2020